Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) is entered into and made effective as of the day it’s Docusgined by both parties (the “Effective Date”), by and among Diamond Lake Minerals, Inc., a Utah corporation with offices at 8 East Broadway, #609 Salt Lake City, Utah 84111 (“DLMI” or the “Company”), certain shareholders of the Company, each of whom are listed on Schedule A hereto (each a “Shareholder,” and collectively, the “Shareholders”), and Unicoin Inc., a Delaware corporation with offices at 1 World Trade Center, 85th Floor, New York, NY 10007 (“Unicoin”). Unicoin, Company, and Shareholders may be referred to individually as a “Party,” and collectively as the “Parties.”

RECITALS

WHEREAS, each Shareholder currently owns shares of Common Stock of the Company as listed on Schedule A hereto;

WHEREAS, Unicoin desires to acquire the Exchange Shares (as defined below);

WHEREAS, the Shareholders own at least a majority of the issued and outstanding Common Stock of the Company;

WHEREAS, the Shareholders desire to exchange all or a portion of their shares of Common Stock of the Company for shares of Common Stock of Unicoin, and Unicoin has agreed to issue the Unicoin Shares (as defined below) in connection with such exchange, upon the terms and conditions set forth herein;

WHEREAS, the Company deems it in the best interest of the Company and its shareholders to permit the Transaction (as defined below), and by execution of this Agreement, consents to the consummation of the Transaction and the obligations applicable to it herein;

WHEREAS, the Parties previously entered into a Memorandum of Understanding dated June 12, 2025, setting forth the preliminary terms of the proposed transaction, which is superseded by this Agreement;

WHEREAS, following the consummation of the Transaction, the Company shall become a 51%-owned subsidiary of Unicoin.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Parties agree as follows:

I. TERMS OF THE TRANSACTION

1.1 Structure of the Exchange.

(a) On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), Unicoin shall issue and deliver to the Shareholders, free and clear of all liens, pledges, encumbrances, charges, restrictions (except as set forth herein), or known claims of any kind, an aggregate of Eighteen Million (18,000,000) shares of Unicoin common stock (the “Unicoin Shares”). The Unicoin Shares shall be issued to the Shareholders pro rata in accordance with each Shareholder’s ownership percentage of the Company’s outstanding shares as of the date of Closing, as reflected in the table attached hereto as Schedule A. In addition, Nine Million (9,000,000) Unicoin Tokens, or the contractual rights to receive such tokens (the “Unicoin Tokens” or “Tokens”), shall be allocated to the Shareholders pro rata in accordance with each Shareholder’s ownership percentage of the Company’s outstanding shares as of the Closing Date, as reflected in Schedule A, subject to the conditions and acknowledgments set forth in Section 4.5 (Representations Regarding Unicoin Tokens).

(b) The Unicoin Shares shall be exchanged collectively for shares of DLMI Common Stock, representing 51% of the equity interests in DLMI on a fully diluted, as-if-converted basis (the “Exchange Shares” or “Company Shares”).

(c) Anti-Dilution. The Company agrees that no additional shares of equity, or securities convertible into equity, shall be issued after the Effective Date, unless a sufficient number of shares are issued to Unicoin such that Unicoin maintains 51% ownership of DLMI on an as-if-converted basis.

(d) Upon Closing, Unicoin shall be recorded in DLMI’s stock ledger as the owner of the Exchange Shares and Tokens. The Exchange Shares shall be delivered in book-entry format.

1.2. Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely via the exchange of documents and signatures (or such other place or manner as the Parties may mutually agree in writing) within twenty days from the Effective Date (the “Closing Date”). Closing may be extended by mutual, written consent of the Parties.

1.3. Closing Deliverables.

(a) Deliverables of Unicoin. At the Closing, Unicoin shall deliver or cause to be delivered to the Shareholders: (i) certificates for the Unicoin Shares, or such other evidence of issuance (including book-entry statements or other written confirmations) evidencing that the Unicoin Shares have been duly issued and registered in their names, in the respective pro rata amounts as set forth on Schedule A; and (ii) all other Transaction Documents deliverable by the Unicoin,if any.

(b) Deliverables of the Shareholders. At Closing, Shareholders shall deliver to Unicoin (i) the Assignments of the Exchange Shares in the same form and substance attached hereto as Exhibit A; (ii) all other Transaction Documents deliverable by the Shareholders, if any.

(c) Deliverables of Company. At Closing, Company shall

(i) Record Unicoin in the books and records of the Company as the owner of the Exchange Shares, and deliver evidence of Unicoin’s ownership of the Exchange Shares in Company’s books and corporate records;

(ii) Deliver executed resolutions and take all necessary corporate actions to appoint a majority of Unicoin-designated directors to the Board of Directors, effective immediately upon Closing;

(iii) Deliver to Unicoin, the Stock Ledger and Capitalization Certificate certifying

(A)	That the Company’s authorized capital stock consists of 3,050,000,000 shares, including 3,000,000,000 shares of common stock and 50,000,000 shares of preferred stock;

(B)	That common stock is issued and outstanding as of the Closing Date; and

(C)	That preferred stock, in the form of Class B Preferred Token, is currently being offered in a Regulation S Offering and the number of tokens subscribed for will be changing on a daily basis The Company will inform Unicoin of that number on a daily basis.

(D)	That the Class B Preferred Stock is non-voting, non-convertible into Common Stock, and carries no rights that would affect or dilute the ownership, voting, or economic interests of holders of Common Stock.

(E)	The Company has issued convertible securities convertible into common stock, as set forth in Exhibit D, and confirms that no conversions or issuances of such securities have occurred or will occur prior to Closing that would reduce Unicoin’s ownership percentage below fifty-one percent (51%) on a fully diluted, as-converted basis;

(F)	There are no options, warrants, or other securities issued and outstanding currently.

(iv) Deliver to Unicoin all other Transaction Documents deliverable by the Company, if any.

1.3 Additional Documents. At and following the Closing, the Parties shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement or requested by a Party to be so delivered at or prior to or following the Closing, together with such other items as may be reasonably requested by the Parties and their respective legal counsel that are necessary to effectuate or evidence the Transactions (the “Transaction Documents”).

1.4 Further Assurances. The Parties intend to cooperate in good faith and to execute such additional instruments and documents as may be reasonably necessary to effectuate the Transaction.

1.5 Taxes. Each Party shall be responsible for its own taxes arising from the proposed Transaction and is advised to seek independent tax counsel.

II. REGULATION S OFFERING OF TOKEN

2.1 Proposed Regulation S Offering. DLMI has prepared and shall conduct a private placement offering of its Class B Preferred Token pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), to non-U.S. investors, with no directed selling efforts in the United States. DLMI intends to raise up to One Hundred Million Dollars ($100,000,000) in gross proceeds through the offering, at a price of $5.00 per token. The tokens are expected to be listed on the Upstream platform (a MERJ Exchange). The offering shall be conducted on a best-efforts basis and may include a pre-sale at a discounted price to select offshore investors. Proceeds from the offering will be used for offering-related expenses and the Company’s general corporate purposes.

2.2 Compliance with Regulation S. DLMI represents and warrants that the proposed Regulation S Offering will be conducted in full compliance with the requirements of Regulation S, including, without limitation, ensuring that (i) all offers and sales are made in offshore transactions, (ii) no directed selling efforts are made in the United States, and (iii) all purchasers are non-U.S. persons as defined in Rule 902(k) of Regulation S. DLMI shall provide Unicoin with a copy of all offering documents, including offering memoranda, subscription materials, and marketing content, at least ten (10) business days prior to the launch of the offering and shall consult with Unicoin in good faith regarding the structure and terms of the offering.

2.3 Reliance and Regulatory Notification. DLMI acknowledges that Unicoin is relying on DLMI’s full compliance with all applicable securities laws in connection with the proposed offering. Any material non-compliance, regulatory inquiry, or enforcement action relating to the offering or the Class B Preferred Tokens shall constitute a material breach of this Agreement. DLMI agrees to:

(a) Provide Unicoin with a detailed written breakdown of the offering proceeds and a summary of their intended use; and

(b) promptly notify Unicoin, and in any event within three (3) business days, of any formal inquiry, subpoena, investigation, or communication from MERJ, the U.S. Securities and Exchange Commission, or any other governmental or regulatory authority concerning the Regulation S Offering or the Class B Preferred Tokens.

2.4 Use of Proceeds. The Company’s use of proceeds for the Regulation S Offering is attached hereto as Exhibit “C”. The Company represents it will strictly adhere to this schedule.

2.5 Regulation S Milestone. The Parties acknowledge that the Company intends to raise a minimum of $3,750,000 through pre-sales and sales of its Regulation S Offering. Unicoin agrees to provide reasonable support during the 5-day period following the Effective Date to assist in this effort.

III. POST-CLOSING COVENANTS

3.1 Company Corporate Books. Deliver the Company’s corporate books and records to Unicoin within five days after Closing.

3.2 Board Rights and Governance Control. Upon and following the Closing, the Company shall take all necessary actions to maintain a Board structure in which Unicoin has the right to designate a majority of the directors. Upon and following the Closing, the Company shall not increase the size of the Board, nor authorize or issue preferred stock, or other convertible instruments, except in compliance with the Anti-Dilution provisions set forth in Section 3.8 and with the prior consent of Unicoin’s Board designees

3.3 Office Locations. DLMI shall continue to maintain its principal offices in Arizona and Salt Lake City, Utah, unless otherwise agreed in writing by the parties.

3.4 Employment Agreements. Unicoin shall enter into and ratify the employment agreements with four (4) key DLMI personnel, as identified in Exhibit “B,” on terms set forth therein...

3.5 Operations as Subsidiary. Following the Closing, DLMI shall operate as a majority owned subsidiary of Unicoin, continuing under the leadership of its current executive team.

3.6 OTC Quotation Status. For a period of twelve (12) months following the Closing, the Company shall use commercially reasonable efforts to maintain the quotation of its Common Stock on the Pink Sheets of the OTC Markets Group. The Company shall not voluntarily delist or downgrade its securities from such tier without the prior written consent of Unicoin. The Company shall promptly notify Unicoin in writing (and in any event within three (3) business days) of any of the following: (a) any written or oral communication from OTC Markets Group, FINRA, or any other regulatory authority indicating a potential downgrade, suspension, or delisting of the Company’s securities; (b) any failure to comply with the OTC Markets Alternative Reporting Standard or other applicable listing rules that could reasonably be expected to affect the quotation status of the Company’s securities; (c) any change to the Company’s trading tier, trading symbol, or market status.

3.7. Legend Removal. To the extent the Company Shares delivered to Unicoin are issued with restrictive legends, the Company shall cooperate in good faith to enable Unicoin to publicly resell such shares at the earliest time permitted by applicable law. Such cooperation shall include, without limitation, timely providing any issuer certifications, reasonable legal opinions from Company counsel (or facilitating such opinions), and executing any documentation reasonably necessary to effect the removal of restrictive legends in accordance with Rule 144 or other applicable exemptions under U.S. securities laws. The Company agrees to respond promptly to any request from Unicoin or its transfer agent relating to legend removal once the applicable holding period has elapsed and all other conditions for resale are satisfied.

3.8 Anti-Dilution. No additional shares of equity or securities convertible into equity, including preferred stock or tokenized instruments, shall be issued after the Effective Date unless sufficient shares are issued to Unicoin such that Unicoin maintains 51% ownership of the Company on an as-if-converted, fully diluted basis, including all convertible securities, tokens, and derivative instruments. The Company shall not authorize, issue, or agree to issue any such securities without first offering and issuing to Unicoin such number of shares or rights as required to maintain Unicoin’s ownership percentage.

3.9. Convertible Securities Protection. Notwithstanding the convertible securities described in Exhibit D, the Company shall not permit any conversion of such instruments, or of any other security, if such conversion would result in Unicoin holding less than fifty-one percent (51%) of the Company’s outstanding equity on an as-converted, fully diluted basis, unless and until the Company has first issued to Unicoin such additional equity as may be necessary to maintain Unicoin’s 51% ownership, in accordance with Section 3.8.

3.10 Modification of Preferred or Token Terms. The Company shall not amend, reclassify, or otherwise modify the terms of any preferred stock, including the Class B Preferred Token, or any digital token or instrument, in any manner that would reasonably be expected to affect Unicoin’s ownership percentage, governance rights, or economic interests, without Unicoin’s prior written consent.

IV. REPRESENTATIONS AND WARRANTIES

4.1 Representations of Shareholders. Each Shareholder severally, and not jointly, hereby represents and warrants to Unicoin, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing, as follows:

(a) Each Shareholder has the right, power, legal capacity, and authority to enter into and perform such Shareholder’s obligations under this Agreement; and no approvals or consents are necessary in connection with it. All of the shares of common stock of Company owned by such Shareholder are owned free and clear of all liens, pledges, encumbrances, changes, restrictions, or known claims of any kind, nature, or description.

(b) The shares of Common Stock of Company owned by such Shareholder will, at the Closing, be validly transferred to Unicoin free and clear of any encumbrances and from all taxes, liens and charges with respect to the transfer thereof and such shares of Common Stock of Company shall be fully paid and non-assessable with the holder being entitled to all rights accorded to a holder of shares of Company Common Stock. Shareholder has a good and marketable title thereto and full right and authority to transfer them, and upon transfer, Unicoin will receive all rights and privileges as a holder of such Company Shares.

(c) Each Shareholder understands that the Unicoin Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable securities laws. Each Shareholder also understands that the Unicoin Shares are being offered and issued pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(2) and/or Regulation D of the Securities Act. Each such Shareholder acknowledges that Unicoin will rely on such representations, warranties and certifications set forth below for purposes of determining such Shareholder’s suitability as an investor in the Unicoin Shares and for purposes of confirming the availability of the Section 4(2) and/or Regulation D exemption from the registration requirements of the Securities Act.

(d) Each Shareholder has received all the information such Shareholder considers necessary or appropriate for deciding whether to acquire the Unicoin Shares. Each Shareholder understands the risks involved in an investment in the Unicoin Shares. Each Shareholder further represents that it has had an opportunity to ask questions and receive answers from Unicoins regarding the terms and conditions of the offering of the Unicoin Shares and the business, properties, prospects, and financial condition of Unicoin and to obtain such additional information (to the extent Unicoin possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to each Shareholder or to which each Shareholder had access. Each Shareholder further represents that such Shareholder is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act.

(e) Each Shareholder is acquiring the Unicoin Shares for its own account for investment only and not with a view towards their resale or “distribution” (within the meaning of the Securities Act) of any part of the Unicoin Shares.

(f) Each Shareholder understands that the Unicoin Shares may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws or pursuant to an exemption therefrom, and in each case in compliance with the conditions set forth in this Agreement. Each Shareholder acknowledges and is aware that the Unicoin Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until such Shareholder has held the Unicoin Shares for the applicable holding period under Rule 144.

(g) Each Shareholder acknowledges and agrees that each certificate representing the Unicoin Shares shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.”

(h) No such Shareholder has relied on or is not relying on any representations, warranties or other assurances regarding Unicoin other than the representations and warranties expressly set forth in this Agreement.

(i) Shareholders shall not permit the imposition of any liens (including tax liens) on the Company Shares on or prior to Closing.

4.2 Representations by Company.

(a) The Company has full power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly executed by the Company and constitutes the legal, valid, binding, and enforceable obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated herein do not and will not on the Closing (A) conflict with or violate any of the terms of the articles of incorporation and bylaws of the Company or any applicable law relating to the Company, (B) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations under, any material agreement, obligation or instrument by which the Company is bound or to which any property of the Company is subject, or constitute a default thereunder, other than those material agreements, obligations or instruments for which the Company has obtained consent for the transactions contemplated under this Agreement, (C) result in the creation or imposition of any lien on any of the assets of the Company, (D) constitute an event permitting termination of any material agreement or instrument to which the Company is a party or by which any property or asset of the Company is bound or affected, pursuant to the terms of such agreement or instrument, other than those material agreements or instruments for which the Company has obtained consent for the transactions contemplated under this Agreement, or (E) conflict with, or result in or constitute a default under or breach or violation of or grounds for termination of, any license, permit or other governmental authorization to which the Company is a party or by which the Company may be bound, or result in the violation by the Company of any laws to which the Company may be subject, which would materially adversely affect the transactions contemplated herein. No authorization, consent, or approval of, notice to, or filing with, any public body or governmental authority or any other person is necessary or required in connection with the execution and delivery by the Company of this Agreement or the performance by the Company of its obligations hereunder.

(b) The Company Shares constitute 51% of the issued and outstanding shares of Common Stock of Company. No securities of Company are entitled to pre-emptive or similar rights, and no person has any right of first refusal, pre-emptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. There are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, Common Stock of Company, or contracts, commitments, understandings or arrangements by which Company is or may become bound to issue additional shares of Company Common Stock, or securities or rights convertible or exchangeable into Common Stock of Company. The issuance of the Company Shares contemplated by this Agreement will not, immediately or with the passage of time; (A) obligate Company to issue Common Stock of Company or other securities to any person, or (B) result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price of such securities.

(c) As of the Effective Date and through the Closing Date, the Company has not issued any Preferred Stock or designated any series thereof, including but not limited Series A Convertible Preferred Stock, or any other class or series of equity security having rights superior to Common Stock.

(d) The Company Shares to be issued and delivered to Unicoin pursuant to this Agreement have been duly authorized, and upon issuance at Closing, will be validly issued, fully paid, and non-assessable, and not subject to any preemptive rights or other similar rights.

(e) The Company represents and warrants that its Common Stock is currently quoted and traded on the OTC Markets and that such trading is conducted in reliance upon Section 4(a)(1) of the Securities Act of 1933 and relevant SEC no-action letters, including but not limited to “Burton Securities” (1977) and “Davenport Management” (1993). The Company further represents that all issued and outstanding shares were initially offered in compliance with Section 4(a)(2) of the Securities Act and that the shares being transferred to Unicoin are eligible for resale pursuant to such exemptions, subject to applicable holding periods and transfer restrictions under U.S. securities laws. The Company has taken reasonable steps to ensure that it is not in violation of any applicable securities laws or regulations, and is not subject to any ongoing regulatory inquiry or proceeding. The Company agrees to notify Unicoin promptly in the event of any inquiry or correspondence from the SEC or OTC Markets regarding the Company’s listing status, compliance, or eligibility for continued quotation.

(f) The Company represents that its Common Stock is currently quoted on the Pink Sheets Proprietary Quote Eligible (PQE) tier of the OTC Markets Group under the symbol DLMI. The Company is not aware of any facts that would reasonably be expected to result in its removal, downgrade, or restriction from such trading tier, and has not received any notice of deficiency or potential enforcement from OTC Markets Group or FINRA in connection therewith.

(g) The Company is in compliance in all material respects with its reporting obligations under the OTC Markets Alternative Reporting Standard and any other rules applicable to the tier on which it is quoted (e.g., OTCQB, OTC Pink), including timely submission of financial and disclosure reports. The Company is not aware of any facts or circumstances that would reasonably be expected to result in the suspension, delisting, or downgrade of its securities from the OTC Markets quotation system, nor has it received any written or oral notice to that effect.

(h) The Company represents that the Regulation S offering of the Class B Preferred Tokens described in Section 2 hereof is a separate and independent transaction and will not be integrated with the issuance of the Company Shares contemplated in this Agreement for purposes of the U.S. securities laws.

(i) None of the representations, warranties, certifications, or statements made by the Company in this Agreement, including the Schedules and Exhibits hereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no fact known to the Company that has not been disclosed to Unicoin in writing that could reasonably be expected to have a material adverse effect on the Company or its business, operations, assets, liabilities, or financial condition.

4.3. Representations by Shareholders and Company.

(a) The Company and Shareholders represent that between the effective date of this Agreement and Closing (or termination of this Agreement), no amendment or modifications to the Company’s articles of incorporation, Bylaws or any other document governing shareholder rights, equity shares or capital structure shall be made without the prior written consent of Unicoin.

4.4. Representations by Unicoin. Unicoin hereby represents and warrants to Shareholders and Company, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing, as follows:

(a) Unicoin is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

(b) Unicoin has full power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly executed by Unicoin and constitutes the legal, valid, binding and enforceable obligation of Unicoin, enforceable against Unicoin in accordance with its terms. The execution and delivery of this Agreement and the consummation by Unicoin of the transactions contemplated herein (including the issuance of the Unicoin Shares in exchange for the Company Shares) do not and will not on the Closing (A) conflict with or violate any of the terms of the articles of incorporation and bylaws of Unicoin or any applicable law relating to Unicoin, (B) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations under, any material agreement, obligation or instrument by which Unicoin is bound or to which any property of Unicoin is subject, or constitute a default thereunder, other than those material agreements, obligations or instruments for which Unicoin has obtained consent for the transactions contemplated under this Agreement, (C) result in the creation or imposition of any lien on any of the assets of Unicoin, (D) constitute an event permitting termination of any material agreement or instrument to which Unicoin is a party or by which any property or asset of Unicoin is bound or affected, pursuant to the terms of such agreement or instrument, other than those material agreements or instruments for which Unicoin has obtained consent for the transactions contemplated under this Agreement, or (E) conflict with, or result in or constitute a default under or breach or violation of or grounds for termination of, any license, permit or other governmental authorization to which Unicoin is a party or by which Unicoin may be bound, or result in the violation by Unicoin of any laws to which Unicoin may be subject, which would materially adversely affect the transactions contemplated herein. No authorization, consent person is necessary or required in connection with the execution and delivery by Unicoin of this Agreement or the performance by Unicoin of its obligations hereunder.

(c) The Unicoin Shares have been duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof, and the Unicoin Shares shall be fully paid and non-assessable with the holder being entitled to all rights accorded to a holder of Unicoin common stock.

(d) Unicoin understands that the Company Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable securities laws. Unicoin also understands that the Company Shares are being offered pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(2) and/or Regulation D and/or Regulation S of the Securities Act. Unicoin acknowledges that the Shareholders will rely on Unicoin’s representations, warranties and certifications set forth below for purposes of determining Unicoin’s suitability as an investor in the Company Shares and for purposes of confirming the availability of the Section 4(2) and/or Regulation D and/or Regulation S exemption from the registration requirements of the Securities Act.

(e) Unicoin has received sufficient information for deciding whether to acquire the Company Shares. Unicoin understands the risks involved in an investment in the Company Shares. Unicoin further represents that it, through its authorized representatives, has had an opportunity to ask questions and receive answers from the Shareholders regarding the terms and conditions of the offering of the Company Shares and the business, properties, prospects, and financial condition of Company and to obtain such additional information (to the extent the Shareholders or any Shareholder possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Unicoin or to which Unicoin had access.

(f) Unicoin understands that the Company Shares may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws or pursuant to an exemption therefrom, and in each case in compliance with the conditions set forth in this Agreement. Unicoin acknowledges and is aware that the Company Shares may not be sold in the United States pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until Unicoin has held the Company Shares for the applicable holding period under Rule 144.

(g) Unicoin acknowledges and agrees that each certificate representing the Company Shares shall bear one or more legends substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.”

(h) Unicoin represents and warrants that it is a “U.S. person” as defined in Rule 902(k) of Regulation S under the Securities Act and that it qualifies as an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act. Unicoin is acquiring the Company Shares for its own account, for investment purposes only, and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act or applicable state securities laws.

(i) Unicoin represents that current management will maintain exclusive control over the banking account which holds the funds raised under the general corporate purposes section in the use of proceeds from the Regulation S Offering. Furthermore, Unicoin shall take no position which attempts to remove either Michael Reynolds or Brian Esposito or to add any party to this account without both parties written approval.

4.4. Disclosure Schedule.

(a) Attached hereto as Schedule B is a Disclosure Schedule prepared by the Company in response to Unicoin’s due diligence requests. The Company represents and warrants that Schedule B contains true, correct, and complete information regarding all matters requested, and acknowledges that Unicoin has relied on such information in entering into this Agreement.

(b) The Company further represents that, as of the date hereof, there is no material fact known to the Company that has not been disclosed in Schedule B that would reasonably be expected to affect Unicoin’s decision to proceed with the transactions contemplated herein.

(c) Except as disclosed in Schedule B, there is no pending or threatened legal action, arbitration, investigation, or proceeding involving the Company or its officers, directors, or material assets; the Company is not aware of any basis for any such claims not disclosed; and all responsive documents and materials relevant to disclosed matters have been provided to Unicoin.

(d) Schedule B also includes a complete list of material contracts. All such contracts have been delivered or made available to Unicoin. The Company represents that there is no material breach or anticipated default by the Company or any counterparty.

(e) Except as disclosed in Schedule B, there are no other material agreements, side letters, or arrangements that would reasonably be expected to affect the Company’s business, operations, or financial condition.

4.5 Representations of Shareholders Regarding Unicoin Tokens

Each Shareholder acknowledges and agrees as follows, with respect to any potential issuance of Unicoin digital tokens (the “Unicoin Tokens”):

(a) Shareholder understands that Unicoin may, in the future, issue Unicoin Tokens to Shareholders pursuant to this Agreement. Shareholder further acknowledges that the classification of digital tokens under U.S. securities laws remains subject to ongoing interpretation and regulatory developments. In light of recent statements by Commissioners of the U.S. Securities and Exchange Commission suggesting that some tokens may ultimately not be deemed securities, the parties agree that, prior to any issuance of Unicoin Tokens, and subject to applicable law at the time:

(i) If the Unicoin Tokens are determined to be securities, each Shareholder shall execute and deliver any documents reasonably requested by Unicoin to verify accredited investor status and comply with applicable securities laws, including Rule 506 or Regulation S; and

(ii) If the Unicoin Tokens are determined not to be securities, each Shareholder shall execute any acknowledgments, waivers, or supplemental agreements that Unicoin reasonably deems necessary to proceed with the issuance in compliance with applicable law.

(b) Each Shareholder understands and agrees that Unicoin makes no representation or warranty regarding the future launch, listing, utility, liquidity, or value of the Unicoin Tokens. Shareholder acknowledges that:

(i) The Unicoin Token project remains in a pre-launch, developmental phase and is subject to significant risks, including regulatory intervention, technological obstacles, market rejection, and business failure;

(ii) There is no guarantee that the Unicoin Tokens will ever be issued, offered publicly, or listed on any exchange; and

(iii) Any failure to launch the token project, conduct a token offering, or achieve commercial success shall not give rise to any claim for damages, rescission, reimbursement, or other relief by the Shareholder against Unicoin, its affiliates, officers, directors, or agents.

(c) Shareholder has conducted, or has had the opportunity to conduct, an independent evaluation of the risks associated with receiving Unicoin Tokens. Shareholder has received all information deemed necessary or appropriate to make an informed decision and has had the opportunity to ask questions and receive answers from Unicoin.

(d) Shareholder is not relying on any representations, warranties, or other assurances, oral or written, regarding the Unicoin Tokens or their future value or utility, other than those expressly set forth in this Agreement. No oral statements or promotional materials shall form the basis of any claim or expectation.

(e) Shareholder acknowledges and agrees that nothing in this Agreement shall be construed to obligate Unicoin to issue Unicoin Tokens unless and until all applicable legal and regulatory requirements are satisfied to Unicoin’s reasonable satisfaction.

V. GENERAL PROVISIONS

5.1. Mutual Indemnification.

(a) By the Company. The Company shall indemnify, defend, and hold harmless Unicoin and its affiliates, officers, directors, employees, agents, successors, and assigns (collectively, the “Unicoin Indemnitees”) from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) incurred or sustained by any of the Unicoin Indemnitees as a result of or arising out of: (i) any breach by the Company of any of its representations, warranties, covenants, or obligations under this Agreement, or (ii) any third-party claim related to the Company’s business, operations, or conduct prior to the Closing

(b) By Unicoin. Unicoin shall indemnify, defend, and hold harmless the Company, its shareholders, and their respective affiliates, officers, directors, employees, agents, successors, and assigns (collectively, the “Company Indemnitees”) from and against any and all Losses incurred or sustained by any of the Company Indemnitees as a result of or arising out of: (i) any breach by Unicoin of any of its representations, warranties, covenants, or obligations under this Agreement, or (ii) any third-party claim related to Unicoin’s business, operations, or conduct prior to the Closing.

(c) Procedures. The indemnified party shall promptly notify the indemnifying party in writing of any claim or demand for which indemnification is sought under this Section, and shall reasonably cooperate with the indemnifying party in the defense of such claim. The indemnifying party shall have the right to assume the defense of such claim with counsel of its choosing, subject to the indemnified party’s right to participate in such defense with counsel at its own expense. No settlement of any claim shall be made without the prior written consent of the indemnified party, which shall not be unreasonably withheld or delayed.

5.2. Governing Law; Jurisdiction; Dispute Resolution.

(a) This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the Transactions, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural Laws of the State of Utah, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Utah.

(b) The Parties shall promptly submit any dispute, claim, or controversy between the Parties, including their respective Affiliates, owners, members, shareholders, officers, directors, agents and employees, arising out of or relating to the Transaction or this Agreement, including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement, or any alleged breach thereof, including any action in tort, contract, equity, or otherwise (each, a “Dispute”), to mediation before one mediator who is generally experienced in industries in which the Company and Unicoin operate, to be jointly selected by the Company and Shareholders on one hand and Unicoin on the other (the “Mediator”). If the Parties cannot agree upon the Mediator within five (5) Business Days of the commencement of the efforts to so agree on an Mediator, each of the Company and Shareholders (collectively) and Unicoin shall select one person as a mediator and the two mediators so selected shall select the sole Mediator who shall hear and attempt to resolve the dispute. The Parties will endeavor to resolve the applicable Dispute with the assistance of the Mediator for a period of ten (10) days following the selection of the Mediator, and in the event that they are unable to do so, any Party may elect to proceed to binding arbitration as set forth herein. In any mediation hereunder, this Agreement and any agreement contemplated hereby shall be governed by the laws of the State of Utah applicable to a contract negotiated, signed, and wholly to be performed in the State of Utah, which laws the Mediator shall apply. The mediation shall be held in Salt Lake City, Utah.

(c) In the event that the Parties are unable to resolve any Dispute as set forth herein, any Party shall be entitled to submit such Dispute to binding arbitration in accordance with the rules and regulations of the American Arbitration Association. The arbitration shall be conducted by one arbitrator jointly selected by the Company and the Shareholders (collectively) and Unicoin, provided, however, that if the Company and Shareholders (collectively) and Unicoin are unable to agree on the identity of the arbitrator within five (5) business days of commencement of efforts to do so, each of Company and Shareholders (collectively) and Unicoin shall select one arbitrator and the two arbitrators so selected shall select a third arbitrator, and the third arbitrator shall conduct the arbitration alone. The Parties agree that, in connection with any such arbitration proceeding, each shall submit or file any claim which would constitute a compulsory counterclaim (as defined by Rule 13 of the Federal Rules of Civil Procedures) within the same proceeding as the claim to which it relates. Any such claim which is not submitted or filed in such proceeding shall be barred. The arbitrator shall be instructed to use every reasonable effort to perform its services within seven days of request, and, in any case, as soon as practicable. The Parties agree to be bound by the provisions of any limitation on the period of time by which claims must be brought under Utah law or any applicable federal law. The arbitrator shall have the right to award the relief which he or she deems proper, consistent with the terms of this Agreement, including compensatory damages (with interest on unpaid amounts from due date), injunctive relief, specific performance, legal damages and costs. The award and decision of the arbitrator shall be conclusive and binding on all Parties, and judgment upon the award may be entered in any court of competent jurisdiction. Any right to contest the validity or enforceability of this award shall be governed exclusively by the United States Arbitration Act.

5.3 Notices. Any notice or communication required or permitted under this MOU shall be in writing and delivered (a) personally, (b) by certified or registered mail, (c) by overnight courier, or (d) by email, to the parties at the addresses listed below (or such other address as a party may designate by notice). Notices shall be deemed given (i) upon delivery if sent by courier or hand delivery, (ii) upon transmission if sent by email with confirmation of receipt, or (iii) three (3) days after mailing if sent by registered or certified mail.

If to the Shareholders, to:

Attn: William Michael Reynolds

8 East Broadway #609

Salt Lake City Utah 84111

Email: wmikereynolds@gmail.com

If to the Company, to:

Diamond Lake Minerals, Inc.

Attn: William Michael Reynolds

8 East Broadway #609

Salt Lake City Utah 84111

Email: wmikereynolds@gmail.com

With a copy, which shall not constitute notice, to:

The Beard Law Office, PLLC

Attn: Walter E. Beard Jr.

6000 Sugar Hill Drive, Unit 13

Houston, Texas 77057

Email: webeard1986@gmail.com

If to UNICOIN, to:

UNICOIN Inc.

Attn: Alex Konanykhin

e-mail: ak@unicoin.com

1 World Trade Center, 85th Floor

New York, NY 10007

With copy to:

Eduardo Serrano, Legal Counsel

Email: e.serrano@unicoin.com

5.4 No Third Party Beneficiaries. Nothing in this Agreement shall be construed to confer any rights or benefits upon any person other than the Parties hereto, and no other person shall have any rights or remedies hereunder.

5.5 Public Announcements. Each of the Shareholders, Company and Unicoin will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to this Agreement and the transaction contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

5.6 Confidentiality. Each Party agrees that the terms and existence of this Agreement, including all exhibits, schedules, and any information disclosed in connection herewith or pursuant hereto (collectively, the “Confidential Information”), shall be maintained in strict confidence and not disclosed to any third party without the prior written consent of the other Party, except: (i) as required by applicable law or legal process (provided that the disclosing party gives prompt written notice and cooperates in seeking a protective order or other appropriate remedy); (ii) to such Party’s attorneys, accountants, advisors, and representatives, who are under a duty of confidentiality; or (iii) in connection with enforcing such party’s rights under this Agreement.

5.7 Termination. This Agreement may be terminated upon written notice at any time prior to Closing by mutual written consent of the parties. Termination of this Agreement will terminate all rights and obligations of the parties under this Agreement and this Agreement will become void and have no force or effect.

5.8 Entire Agreement. This Agreement, including the Recitals, all Exhibits and Schedules hereto, constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, term sheets, negotiations, and discussions, whether oral or written, between the Parties relating to such subject matter. The Recitals are incorporated by reference and form an integral part of this Agreement. Each Exhibit and Schedule referenced herein shall be deemed to be incorporated into and made a part of this Agreement as if set forth in full herein.

5.9 Limitation on Damages. IN NO EVENT WILL ANY PARTY BE LIABLE TO ANY OTHER PARTY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR IN CONNECTION WITH THE TRANSACTION FOR SPECIAL, GENERAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING DAMAGES FOR LOST PROFITS OR LOST OPPORTUNITY, EVEN IF THE PARTY SOUGHT TO BE HELD LIABLE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

5.10 Expenses. Subject to terms specifically set forth herein, each of the Parties will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other Transactions.

5.11 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

5.12 Survival. All representations, warranties, covenants, and agreements contained in this Agreement shall survive the Closing and continue in full force and effect for the applicable statute of limitations period (or such longer period if specifically provided herein), regardless of any investigation conducted at any time by or on behalf of any Party.

5.13 No Brokers. Each Party represents and warrants to the other that it has not engaged any broker, finder, investment banker, or other intermediary in connection with the transactions contemplated by this Agreement and that no person or entity is entitled to any brokerage fee, commission, finder’s fee, or similar compensation in connection therewith based on any agreement, arrangement, or understanding with such Party. Each Party agrees to indemnify and hold harmless the other Party from and against any and all claims, losses, liabilities, or expenses (including reasonable attorneys’ fees) arising out of or resulting from any breach of this representation.

5.14 No Presumption Against Drafter. This Agreement shall be construed without regard to any presumption or rule requiring construction against the Party drafting or causing any instrument to be drafted. Each of the Parties acknowledges that it has had the opportunity to be represented by independent counsel in connection with the negotiation and preparation of this Agreement.

5.15 No Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned, delegated, or otherwise transferred by any Party (whether by operation of law or otherwise) without the prior written consent of the other Parties, and any purported assignment without such consent shall be null and void.

5.16 Amendments and Waiver. This Agreement may not be amended or modified except by a written instrument signed by each of the Parties. No waiver of any term, condition, or provision of this Agreement shall be valid unless in writing and signed by the party against whom such waiver is to be enforced. No failure or delay in exercising any right or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof.

5.17 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

IN WITNESS WHEREOF, the Parties have executed this Master Transaction Agreement as of the Effective Date.

UNICOIN INC.		SHAREHOLDERS:

By:	/s/ Silvina Moschini	By:	/s/ Michael Reynolds
Silvina Moschini, Co-founder & CSO		Name:	Michael Reynolds
Email:	sm@unicoin.com	wmr@diamondlakeminerals.com

By:	/s/ Alex Konanykhin	By:	/s/ Brian Esposito
Alex Konanykhin, Co-founder & CEO		Name:	Brian Esposito
Email:	ak@unicoin.com	Email:	brian@diamondlakeminerals.com

DIAMOND LAKE MINERALS, INC.

By:	/s/ William Mike Reynolds
William Mike Reynolds, CEO
Email:	wmr@diamondlakeminerals.com

EXHIBIT A

Assignment Instrument

Dated as of [_________], 2025

This Assignment of DLMI Shares (“Assignment”), dated as of the date set forth above, is entered into by and between [_______________________] (“Assignor”), and Unicoin Inc., a Delaware corporation (“Assignee”).

Assignor currently holds [___] percent ([___]%) of Shares of DLMI.

Assignor, for and in consideration of the execution and performance of the Memorandum of Understanding dated _________, 2025 between Assignor, Assignee and Diamond Lake Minerals, Inc. (“DLMI”), and other good and valuable consideration received from or on behalf of the Assignee at or before the ensealing and delivery of these presents, the receipt and sufficiency whereof is hereby acknowledged, now hereby assigns, transfers, and sets over unto the Assignee all right, title, and interest in _______ Shares of common stock of DLMI, representing [___] percent ([___]%) of Shares in the Company held by Assignor, and constituting [___] percent ([___]%) of the equity interests in the Company on a fully-diluted basis (the “Transferred Interests”), which such Transferred Interests have been delivered to Assignee on the date hereof, to have and to hold the same unto the Assignee, the Assignee’s legal representatives, successors, and assigns forever.

Assignor, in connection with Assignor’s assignment of the Transferred Interests, does hereby warrant, covenant, and agree with the Assignee that Assignor has good right and authority to execute this Assignment and Assignor is the sole beneficial owner of the Transferred Interests as of the date hereof.

IN WITNESS WHEREOF, the Assignor and Assignee have each caused this Assignment to be executed on the date first set forth above.

Signed, sealed and delivered in the presence of:

Witnesses:
Print Name:

Assignor:	[___________________]

By:
Print Name:

Assignee: Unicoin Inc.

By:
Name:	Alex Konanykhin, CEO

A-1

EXHIBIT B

Employment Agreements

1)	Brian Esposito

2)	Michael Reynolds

3)	Ron Kaufman

4)	Jonas Reynolds

EMPLOYMENT CONTRACT

This Employment Contract (“Agreement”) is made as of the 1st day of June 2025 between Diamond Lake Minerals Incorporated with a mailing address of 8 East Broadway Salt Lake City, UT 84111 (“Employer”), and Michael Reynolds (“Employee”).

WHEREAS the Employer desires to obtain the benefit of the services of the Employee, and the Employee desires to render such services on the terms and conditions set forth.

IN CONSIDERATION of the promises and other good and valuable consideration, the parties agree as follows:

EMPLOYMENT CONTRACT

This Employment Contract (“Agreement”) is made as of the 1st day of June 2025 between Diamond Lake Minerals Incorporated with a mailing address of 8 East Broadway Salt Lake City, UT 84111 (“Employer”), and Jonas P Reynolds (“Employee”) as assigned to JP Michael LLC.

WHEREAS the Employer desires to obtain the benefit of the services of the Employee, and the Employee desires to render such services on the terms and conditions set forth.

IN CONSIDERATION of the promises and other good and valuable consideration, the parties agree as follows:

EMPLOYMENT CONTRACT

This Employment Contract (“Agreement”) is made as of the 1st day of June 2025 between Diamond Lake Minerals Incorporated with a mailing address of 8 East Broadway Salt Lake City, UT 84111 (“Employer”), and Ronald Kaufman (“Employee”).

WHEREAS the Employer desires to obtain the benefit of the services of the Employee, and the Employee desires to render such services on the terms and conditions set forth.

IN CONSIDERATION of the promises and other good and valuable consideration, the parties agree as follows:

EMPLOYMENT CONTRACT

This Employment Contract (“Agreement”) is made as of the 1st day of June 2025 between Diamond Lake Minerals Incorporated with a mailing address of 8 East Broadway Salt Lake City, UT 84111 (“Employer”), and Brian Esposito (“Employee”).

WHEREAS the Employer desires to obtain the benefit of the services of the Employee, and the Employee desires to render such services on the terms and conditions set forth.

IN CONSIDERATION of the promises and other good and valuable consideration, the parties agree as follows:

EXHIBIT C

Use of Proceeds

Amount Raised	$1,000,000	$3,750,000	$10,000,000	$50,000,000	$95,000,000
1. Solutions new location and marketing	$250,000	$250,000	$400,000	$1,000,000	$1,000,000
2. General Corporate Purposes	$650,000	$1,500,000	$2,000,000	$2,900,000	$5,900,000
3. Real Estate Tokenization Projects	$0	$200,000	$500,000	$11,000,000	$14,000,000
4. Expenses of Offering*	$100,000	$100,000	$100,000	$100,000	$100,000
5. Reserve	$0	$1,000,000	$2,000,000	$35,000,000	$75,000,000

C-1

EXHIBIT D

CONVERTIBLE NOTES

Daniel Finn	$10,000
Joe Canfield	$10,000
Earl Richie Owen	$50,000
Michael Reynolds	$45,934
Eric John Wangler	$40,000
Jeanette Bennett	$40,000

D-1

SCHEDULE A

List of Shareholders and Exchange Shares to be transferred

Shareholder Name	Address/Email	No. of DLMI Shares Owned	% of DLMI Outstanding Common Stock	No. of Shares to be Exchanged	Ownership Post-Exchange (Unicoin Shares Received)
Michael Reynolds	wmr@diamondlakeminerals.com	22,400,000	54.36%	16,917,658	14,715,000
Brian Esposito	brian@diamondlakeminerals.com	5,000,000	12.15%	3,767,725	3,285,000

Sch. A-1

SCHEDULE B

Disclosure Schedule

This Disclosure Schedule is delivered pursuant to and forms an integral part of the Share Exchange Agreement entered into by and amongst Diamond Lake Minerals Inc. (DLMI); Unicoin Inc.(Unicoin), and Shareholders (the “Agreement”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Agreement.

1. Organizational Documents. The following documents have been provided:

(a)	Amended and Restated Articles of Incorporation of DLMI (Oct 14, 2016)

(b)	Amended and Restated Articles of Incorporation of DLMI (June 24, 2024)

(c)	Amended and Restated Articles of Incorporation of DLMI (July 29, 2024)

(d)	Bylaws of DLMI (June 30, 2021)

(e)	Amended and Restated Bylaws (June 12, 2024)

2. Capitalization and Convertible Instruments. As of the Effective Date:

The Company’s authorized capital stock consists of 3,050,000,000 shares, comprised of:

(a)	3,000,000,000 shares of common stock

(b)	50,000,000 shares of preferred stock (Class B Preferred Token)

(c)	Outstanding common stock is as set forth in the Capitalization Certificate delivered at Closing.

Convertible securities have been issued by the Company, as described in Exhibit D to the Agreement. These convertible instruments may convert into common stock under the terms set forth therein, subject to the anti-dilution protections in Sections 3.8 and 3.9 of the Agreement.

3. Material Contracts. The following agreements have been disclosed and provided:

(a)	Revenue Sharing Agreement dated April 11, 2025, between Aries Capital Partners, LLC and DLMICPG1, LLC;

(b)	Exchange Agreement between DLMI and Solutions Acupuncture & Naturopathic Medicine, PLLC;

(c)	Executive Employment Agreement with Steven David Ehrlich (Solutions Acupuncture)

4. Litigation. The following legal matters have been disclosed:

(a)	Pinnacle Consulting Services, Inc. v. Diamond Lake Minerals, Inc., Case No. 25STCV00823 (Superior Court of the State of California, County of Los Angeles)

Sch. B-1